Exhibit 107

CALCULATION OF FILING FEE TABLES
Form S-3
Amerant Bancorp, Inc.

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Max. Offering Price Per Unit	Maximum Agg. Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Debt	Debt Securities (1)	457(o)	(1)	(2)	—	—	—	—	—	—	—
Equity	Common Stock, par value $0.10 per share (1)	457(o)	(1)	(2)	—	—	—	—	—	—	—
Equity	Preferred Stock, par value $0.10 per share (1)	457(o)	(1)	(2)	—	—	—	—	—	—	—
Other	Warrants (1)	457(o)	(1)	(2)	—	—	—	—	—	—	—
Other	Deposi-tary Shares (1)	457(o)	(1)	(2)	—	—	—	—	—	—	—
Other	Subscrip-tion Rights (1)	457(o)	(1)	(2)	—	—	—	—	—	—	—
Other	Stock Purchase Contracts (1)	457(o)	(1)	(2)	—	—	—	—	—	—	—
Other	Stock Purchase Units (1)	457(o)	(1)	(2)	—	—	—	—	—	—	—
Other	Units (1)	457(o)	(1)	(2)	—	—	—	—	—	—	—

Unallocated (Universal) Shelf	Unalloca-ted (Universal) Shelf(1)(2)	457(o)	N/A	N/A	$164,999,990	0.00013810	$22,787	—	—	—	—
Carry Forward Securities
Debt	Debt Securities (1)	415(a)(6)						S-3	333-272886	07/07/2023
Equity	Common Stock, par value $0.10 per share (1)	415(a)(6)						S-3	333-272886	07/07/2023
Equity	Preferred Stock, par value $0.10 per share (1)	415(a)(6)						S-3	333-272886	07/07/2023
Other	Warrants (1)	415(a)(6)						S-3	333-272886	07/07/2023
Other	Deposi-tary Shares (1)	415(a)(6)						S-3	333-272886	07/07/2023
Other	Subscrip-tion Rights (1)	415(a)(6)						S-3	333-272886	07/07/2023
Other	Stock Purchase Contracts (1)	415(a)(6)						S-3	333-272886	07/07/2023
Other	Stock Purchase Units (1)	415(a)(6)						S-3	333-272886	07/07/2023
Other	Units (1)	415(a)(6)						S-3	333-272886	07/07/2023
Unallocated (Universal) Shelf	Unalloca-ted (Universal) Shelf (1)(3)	415(a)(6)	N/A	N/A	$135,000,010	—	—	S-3	333-272886	07/07/2023	$14,877
Total Offering Amounts:					$300,000,000	$22,787
Total Fees Previously Paid:						$0.00

Total Fee Offsets:	$0.00
Net Fee Due:	$22,787

(1) The amount to be registered consists of up to $300,000,000 of an indeterminate amount of debt securities, common stock, preferred stock, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and/or units that may be offered and sold from time to time in one or more offerings. There is also being registered hereunder such currently indeterminate number of shares or other securities as may be issued upon conversion, exercise, exchange or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2) The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The registration fee for the newly registered securities has been calculated in accordance with Rule 457(o) under the Securities Act.

(3) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $135,000,010 of unsold securities previously registered under the Registrant’s registration statement on Form S-3 (File No. 333-272886), initially filed on June 23, 2023 (the “Prior Registration Statement”). The Prior Registration Statement registered securities for a maximum aggregate offering price of $300,000,000. $135,000,010 of unsold securities remain available to be carried forward, and the filing fee previously paid in connection with such unsold securities was $14,877. No additional filing fee is due with respect to such unsold securities. Pursuant to Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.